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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Foothill Independent Bancorp:

We consent to the incorporation by reference in Registration Statement No. 33-64584 on Form S-8 filed on June 17, 1993, as amended on July 27, 2000, our report dated February 18, 2000 on the consolidated financial statements of Foothill Independent Bancorp as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included at Page 35 of its Annual Report on Form 10-K for the year ended December 31, 1999.


                                             /s/ VAVRINEK, TRINE, DAY & CO., LLP
                                             -----------------------------------
                                                 VAVRINEK, TRINE, DAY & CO., LLP
                                                 Certified Public Accountants

July 26, 2000
Rancho Cucamonga, California